

<ARTICLE> 5
<LEGEND>This schedule contains summary financial information extracted from
FMC Corporation Form 10-Q for the Quarter ended September 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                         DEC-31-2000
<PERIOD-START>                            JAN-01-2000
<PERIOD-END>                              SEP-30-2000
<CASH>                                             58
<SECURITIES>                                        0
<RECEIVABLES>                                     657
<ALLOWANCES>                                       15
<INVENTORY>                                       406
<CURRENT-ASSETS>                                1,355
<PP&E>                                          3,344
<DEPRECIATION>                                  1,772
<TOTAL-ASSETS>                                  3,794
<CURRENT-LIABILITIES>                           1,454
<BONDS>                                           909
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                            4
<OTHER-SE>                                        723
<TOTAL-LIABILITY-AND-EQUITY>                    3,794
<SALES>                                         2,846
<TOTAL-REVENUES>                                2,846
<CGS>                                           2,045
<TOTAL-COSTS>                                   2,611
<OTHER-EXPENSES>                                    0
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                                 74
<INCOME-PRETAX>                                   158<F1>
<INCOME-TAX>                                       31
<INCOME-CONTINUING>                               127
<DISCONTINUED>                                     67<F2>
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                       60
<EPS-BASIC>                                      1.99
<EPS-DILUTED>                                    1.92

<F1> Pretax income is net of one-time charges of $(56.6) and minority interests of 2.7. Minority interests consist primarily of partner's share of partnership profits.
<F2> Net loss from discontinued operations consists primarily of a charge recorded in connection with the settlement of litigation related to the discontinued defense business.

